PURCHASE AGREEMENT
                        Children's World
                        Moreno Valley, CA

This AGREEMENT, entered into effective as of the 30 of Dec, 1996 .

l. Parties. Seller is AEI Real Estate Fund XV Limited Partnership, ("Seller"), Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A". (the "Property") Buyer is Joseph Schoepp and Juliann Schoepp, Husband and Wife, and William
Schoepp and Evelyn Schoepp, Husband and Wife, as tenants in common ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, subject to all easements, covenants, conditions, restrictions and agreements of record ("Permitted Exceptions").

3. Purchase Price. The purchase price for this Property is $1,395,000 based on the following terms:

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay to Seller $40,000 (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement.

     (b) Balance of purchase price, $1,355,000 to be deposited into escrow on or before closing.

5  Closing  Date.   Escrow shall close on or before  January  25,
1997.

6. Contingencies: Buyer agrees to use its best efforts to secure a commitment for financing of $1,005,000 at an interest rate not to exceed 9.25%, amortized over 30 years. Buyer agrees to execute all documents reasonably required to consummate said financing. In the event Buyer cannot secure a commitment for such financing on or before thirty (30) days from the date first written above, and in the event Buyer delivers to Seller on or before said date written notice of its failure to secure said commitment, then in such event this agreement shall become null and void and the First Payment paid herein shall be refunded to Buyer. Absent delivery of said notice by Buyer to Seller, and absent default by Seller hereunder, after the expiration of said thirty (30) days, this contingency to Buyer's obligations hereunder shall be deemed satisfied, the First Payment shall be non-refundable and shall be the sole property of Seller.

7. Due Diligence. Buyer will have until the expiration of the tenth day (The "Review Period") after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the




Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


Entire Property or persons caused if Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b)  Copies  of  a Certificate of Occupancy  or  other  such document as of the date reflected thereon as may be in Seller's possession certifying completion and granting permission to permanently occupy the improvements on the Entire Property.

     (c) Copies of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property.

     (d) Lease of the Property showing occupancy date, lease expiration date, rent, and security deposit, if any, and Guarantys, if any, accompanied by such tenant financial statements as provided to Seller by the Tenant and/or Guarantors.

     (e) Within thirty (30) days after execution of this Agreement by both parties, Buyer shall have the right to inspect and obtain further investigations of the Property (the "Inspection Period"). Buyer shall indemnify and hold Seller harmless for any loss or damage caused by Buyer or its agents in connection with the inspection.

     Buyer acknowledges that the information provided and to be provided by Seller with respect to the Property and to the Tenant and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information. Seller is not aware that such information is inaccurate or misleading.

     At closing, Seller shall provide Buyer with an affidavit under penalty of perjury, that Seller is not a "foreign person".

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by personal delivery to Seller and escrow holder before the expiration of the Review Period or Inspection Period. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to have canceled this Agreement and



Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


relinquish all rights in and to the Property. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

8. Escrow. Escrow shall be opened by Seller and the First Payment deposited with Seller upon acceptance of this Agreement. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

9. Title. Closing will be conditioned on the commitment of a title company selected by Seller and acceptable to Buyer to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: such matters as tenant Tenant has created, suffered or permitted to accrue, the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; and other items of record disclosed to Buyer during the contingency period not affecting marketability of title.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability of exceptions to title thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed ten (10) days to make such title marketable or cure Buyer's objections, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms.

      10. Closing Costs. Seller will pay the documentary transfer taxes and one-half of escrow fees, and any brokerage commissions payable except those brokerage commissions incurred by Buyer. Seller shall pay for the cost of issuing the title commitment. Buyer will pay the cost of the title insurance premium for an Owner's policy, (if Buyer shall decide to purchase the same) all recording fees, one-half of the escrow fees, the costs of a update to the Survey in Seller's possession (if an update is required by Buyer). Each party will pay its own
attorneys'  fees  and  costs  to  document  and  close  of   this
transaction.

     11.  Real Estate Taxes, Special Assessments and Prorations.



Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA

     (a) Because the Entire Property is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Regardless, responsibility for such taxes shall be prorated as of the date of closing for any portion not paid by the Tenant of the Property.

     (b) All income and all operating expenses payable by Seller from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing to the extent not paid by the Tenant.

12.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i)   Except  for  the lease in existence between  AEI  Real
     Estate  Fund  XV  Limited Partnership  and Children's  World
     Learning Centers, Inc. ("Tenant") dated May 15, 1987, Seller is not aware of any leases of the Property.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) It is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (iv) To the best knowledge of undersigned, there are no wells, septic systems, drain fields or any other private sewer system on the Property, nor any underground storage tanks.

13.  Disclosures.

     (a) To the best of Seller's knowledge: there are not now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.

     (b) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.


     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the use and operation of the Property after the



Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


     Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.

     (d) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and ground water conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Except as otherwise provided in this Agreement and except to the extent that Seller has knowledge of any hazardous substances or materials on or in connection with the Property which Seller is not disclosing to Buyer hereunder, Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date.

     (e) Subject to Seller's representations contained in the Agreement, including subparagraphs 12(a), (b), (c) and (d) above, Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (f) Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Tenant and Guarantors of the Lease as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, profitability or fitness for a particular purpose, in respect of the Property.

     The provisions (d) through (f) above shall survive closing.

14.  Closing.

     At Closing, Seller shall deliver to Buyer the following:

          (i) A standard Seller's Affidavit regarding liens and judgments.

          (ii) An Assignment of Seller's interest as lessor under any and all leases affecting the Property.

         (iii) Seller shall transfer to Buyer all escrows, prepaid rent and security deposits, if any, with respect to the Property.


Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


     (a) Before the Closing Date, Seller will deposit into escrow an executed grant deed conveying insurable title of the Property to Buyer, subject to the encumbrances contained in paragraph 8 above.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

     (d) Buyer is required to provide to the escrow agent a Preliminary Change of Ownership Statement.

15. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain the First Payment heretofore paid by the Buyer. Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notifies Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

     16.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.



Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

17.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000 this Agreement shall become null and void, at
     Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds, subject to rights of any Tenant of the Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding, subject to rights of any Tenant of the Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Deposit shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).


Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


18.  Buyer's 1031 Tax Free Exchange.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Lombard Exchange who will act as Facilitator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Lombard Exchange will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller to cooperate in the perfection of such an exchange at
no  additional  cost or expense or delay in time.   Buyer  hereby
indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Lombard Exchange, Seller will deed the property to Buyer.

19.  Cancellation

     If any party elects to cancel this Contract because of any breach by another party, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be canceled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be canceled.

20.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.


Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


     (b) If this escrow has not closed by January 25, 1997, through no fault of Seller, Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, or terminate this Agreement and return all funds there to fore paid by Buyer, except as otherwise specified herein.

     (c) Funds to be deposited or paid by Buyer will be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Real Estate Fund XV Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

     Attention: Todd Ganus
     San Francisco Investment Management
     1 Sansom Street 21st Floor
     San Francisco, CA  91107



      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the $40,000 First Payment, which, if accepted, a fully executed copy of this Agreement will be sent to the escrow agent by Seller. Seller has two (2) business days after receipt of the executed offer and First Payment within which to accept this offer; if not accepted by Seller, Seller shall immediately return the payment to Buyer.

      (e) Buyer may assign this Agreement as long as Buyer remains liable hereunder.



Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA


      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:     JOSEPH SCHOEPP AND JULIANN SCHOEPP, HUSBAND  AND  WIFE
AND WILLIAM SCHOEPP AND EVELYN SCHOEPP, HUSBAND AND         WIFE,
AS TENANTS IN COMMON

     By: /s/ Joseph Schoepp
             Joseph Schoepp

     By: /s/ Juliann Schoepp
             Juliann Schoepp

     By: /s/ William Schoepp
             William Schoepp

     By: /s/ Evelyn Schepp
             Evelyn Schoepp

SELLER: AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By: AEI Fund Management 86-A Inc., its corporate general partner

     By: /s/ Robert P. Johnson
             Robert P. Johnson, President



Buyer Initial: /s/ JS /s/ JS /s/ ES /s/ WS
Purchase Agreement for: Children's World - Moreno Valley, CA




                            Exhibit "A"

The land refrred to in this policy is situated in the County of Riverside, State of California, and is described as follows:

Parcel 1 of Parcel Map 20964 in the City of Moreno Valley, County of Riverside, State of California, as per map recorded in Book 137, Pages 30 through 31 of Parcel Maps, in the Office of the County Recorder of said county.